                              AGREEMENT AND PLAN

                               OF SHARE EXCHANGE

                                 BY AND AMONG

                             CATAWBA VALLEY BANK,

                        CATAWBA VALLEY BANCSHARES, INC.

                                      AND

                      FIRST GASTON BANK OF NORTH CAROLINA



                                 June 29, 2001

                               TABLE OF CONTENTS

ARTICLE I - THE EXCHANGE
1.01 Names Of Exchanging Corporations
1.02 The Exchange
1.03 Exchange Of Shares
     A. Closing Of First Gaston's Stock Transfer Books
     B. Exchange Procedures
     C. Treatment Of Fractional Shares
     D. Surrender Of Certificates
     E. Anti-Dilutive Adjustments
     F. Dissenters
     G. Lost Certificates
     H. Treatment Of First Gaston's Stock Options
1.04 Closing; Articles Of Share Exchange; Effective Time

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF FIRST GASTON
2.01 Organization; Standing; Power
2.02 First Gaston's Capital Stock
2.03 Subsidiaries
2.04 Convertible Securities, Options, Etc.
2.05 Authorization And Validity Of Agreement
2.06 Validity Of Transactions; Absence Of Required Consents Or Waivers
2.07 First Gaston's Books And Records
2.08 First Gaston Reports
2.09 First Gaston Financial Statements
2.10 Tax Returns And Other Tax Matters
2.11 Absence Of Material Adverse Changes Or Certain Other Events
2.12 Absence Of Undisclosed Liabilities
2.13 Compliance With Existing Obligations
2.14 Litigation And Compliance With Law
2.15 Real Properties
2.16 Loans, Accounts, Notes And Other Receivables
2.17 Securities Portfolio And Investments
2.18 Personal Property And Other Assets
2.19 Environmental Matters
2.20 Absence Of Brokerage Or Finders Commissions
2.21 Material Contracts
2.22 Employment Matters; Employee Relations
2.23 Employment Agreements; Employee Benefit Plans
2.24 Insurance
2.25 Insurance Of Deposits
2.26 Affiliates
2.27 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment
2.28 Disclosure

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CATAWBA AND BANCSHARES
3.01 Organization; Standing; Power
3.02 Bancshares' Capital Stock
3.03 Subsidiaries
3.04 Convertible Securities, Options, Etc.
3.05 Authorization And Validity Of Agreement
3.06 Validity Of Transactions; Absence Of Required Consents Or Waivers
3.07 Catawba's and Bancshares' Books And Records
3.08 Reports
3.09 Financial Statements
3.10 Tax Returns And Other Tax Matters
3.11 Absence Of Material Adverse Changes Or Certain Other Events
3.12 Absence Of Undisclosed Liabilities
3.13 Compliance With Existing Obligations
3.14 Litigation And Compliance With Law
3.15 Real Properties
3.16 Loans, Accounts, Notes And Other Receivables
3.17 Securities Portfolio And Investments
3.18 Personal Property And Other Assets
3.19 Environmental Matters
3.20 Absence Of Brokerage Or Finders Commissions
3.21 Material Contracts
3.22 Employment Matters; Employee Relations
3.23 Employment Agreements; Employee Benefit Plans
3.24 Insurance
3.25 Insurance Of Deposits
3.26 Affiliates
3.27 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment
3.28 Disclosure

ARTICLE IV - COVENANTS OF FIRST GASTON
4.01 Affirmative Covenants Of First Gaston
     A. "Affiliates" Of First Gaston
     B. Notice Of Certain Changes Or Events
     C. Further Action; Instruments Of Transfer, Etc.
4.02. Negative Covenants Of First Gaston
     A. Amendments To Articles Of Incorporation Or Bylaws
     B. Change In Capital Stock
     C. Options, Warrants, And Rights
     D. Dividends
     E. Employment, Benefit, Or Retirement Agreements Or Plans
     F. Accounting Practices
     G. Changes In Business Practices

ARTICLE V - COVENANTS OF CATAWBA AND BANCSHARES
5.01 Affirmative Covenants Of Catawba and Bancshares
     A. "Affiliates"
     B. Notice Of Certain Changes Or Events
     C. Further Action; Instruments Of Transfer, Etc.
5.02. Negative Covenants Catawba and Bancshares
     A. Amendments To Articles Of Incorporation Or Bylaws
     B. Change In Capital Stock
     C. Options, Warrants, And Rights
     D. Dividends
     E. Employment, Benefit, Or Retirement Agreements Or Plans
     F. Accounting Practices
     G. Changes In Business Practices
     H. Reconstitution of Bancshares' Board of Directors

ARTICLE VI - MUTUAL AGREEMENTS
6.01 Shareholders' Approvals; Registration Statement; Proxy Statement/
       Prospectus - Listing -Application
     A. Meetings Of Shareholders
     B. Registration Statement
     C. Preparation And Distribution Of Joint Proxy Statement/Prospectus
     D. Recommendation Of First Gaston's Board Of Directors
     E. Information For Proxy Statement/Prospectus And Registration Statement
     F. Listing Application
6.02 Regulatory Approvals
6.03 Access
6.04 Costs
6.05 Confidentiality
6.06 Reorganization For Tax Purposes
6.07 Accounting Treatment

ARTICLE VII - CONDITIONS PRECEDENT TO EXCHANGE
7.01 Conditions To All Parties' Obligations
     A. Approval By Governmental Or Regulatory Authorities; No Disadvantageous
     B. Effectiveness Of Registration Statement; Compliance With Securities And
        Other "Blue Sky" Requirements
     C. Adverse Proceedings. Injunction. Etc.
     D. Approval By Boards Of Directors And Shareholders
     E. Approval of Charter Amendment
     F. Fairness Opinions
     G. Tax Opinion
     H. Listing of Bancshares' Stock
     I. No Termination Or Abandonment
7.02 Additional Conditions To First Gaston's Obligations
     A. Material Adverse Change
     B. Compliance With Laws

     C. Catawba's And Bancshares' Representations And Warranties And Performance
        Of Agreements; Officers' Certificate
     D. Legal Opinion Of Catawba's And Bancshares' Counsel
     E. Other Documents And Information From Catawba And Bancshares
     F. Acceptance By First Gaston's Counsel
     G. Exercise of Dissenters' Rights
     H. Accounting Treatment
     I.Affiliates Agreements
7.03 Additional Conditions To Catawba's And Bancshares' Obligations
     A. Material Adverse Change
     B. Compliance With Laws
     C. First Gaston's Representations And Warranties And Performance Of
        Agreements; Officers' Certificate
     D. Legal Opinion Of First Gaston's Counsel
     E. Other Documents And Information From First Gaston
     F. Acceptance By Catawba's And Bancshares' Counsel
     G. Exercise Of Dissenters Rights
     H. Accounting Treatment
     I. Affiliates' Agreements

ARTICLE VIII - TERMINATION; BREACH
8.01 Mutual Termination
8.02 Unilateral Termination

ARTICLE IX - MISCELLANEOUS PROVISIONS
9.01 "Previously Disclosed" Information; "Material Adverse Effect" And "Material
     Adverse Change"
9.02 Waiver
9.03 Amendment
9.04 Notices
9.05 Further Assurances
9.06 Headings And Captions
9.07 Entire Agreement
9.08 Severability Of Provisions
9.09 Assignment
9.10 Enforcement
9.11 Counterparts
9.12 Governing Law
9.13 Survival Of Representations, Warranties, And Other Agreements

                                                                       EXHIBIT 2

                     AGREEMENT AND PLAN OF SHARE EXCHANGE
                       BY AND AMONG CATAWBA VALLEY BANK,
                        CATAWBA VALLEY BANCSHARES, INC.
                    AND FIRST GASTON BANK OF NORTH CAROLINA


     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter called "Agreement") entered into as of the 29th day of June 2001, by and among Catawba Valley Bank ("Catawba"), Catawba Valley Bancshares, Inc. ("Bancshares") and First Gaston Bank of North Carolina ("First Gaston").

     WHEREAS, Catawba is a North Carolina commercial bank with its principal office and place of business located in Hickory, North Carolina; and,

     WHEREAS, Bancshares is a North Carolina corporation with its principal office and place of business located in Hickory, North Carolina and is the owner of all the outstanding shares of common stock of Catawba; and,

     WHEREAS, First Gaston is a North Carolina commercial bank with its principal office and place of business located in Gastonia, North Carolina; and,

     WHEREAS, Bancshares, Catawba and First Gaston have agreed that it is in their mutual best interests and in the best interests of the respective shareholders for Bancshares and First Gaston to consummate a share exchange whereby each of the outstanding shares of First Gaston's common stock would be exchanged for shares of Bancshares' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

     WHEREAS, to effectuate the foregoing, Bancshares, Catawba and First Gaston desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

     WHEREAS, the respective Boards of Directors of each of First Gaston, Bancshares and Catawba have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for herein; and,

     WHEREAS, the parties intend that the transactions contemplated herein qualify for treatment as a pooling of interests pursuant to APB Opinion No. 16; and

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, First Gaston, Bancshares and Catawba hereby adopt and make this Agreement and mutually agree as follows:

                                   ARTICLE I
                                 THE EXCHANGE

     1.01  NAMES OF EXCHANGING CORPORATIONS. The name of the corporation whose
           --------------------------------
shares will be acquired is "First Gaston Bank of North Carolina" and the name of the acquiring corporation is "Catawba Valley Bancshares, Inc."

     1.02  THE EXCHANGE. At the "Effective Time" (as defined in Paragraph 1.04
           ------------
below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act, as amended (the "Act"), each share of the $5.00 par value common stock of First Gaston ("First Gaston Stock") (other than any shares to which rights of dissent and appraisal are properly exercised as provided below) shall be exchanged (the "Exchange") for 0.8934 (the "Exchange Rate") newly issued shares of Bancshares' $1.00 par value common stock, rounded to the nearest whole share ("Bancshares Stock"). The Exchange shall have the effects set forth in Section 55-11-06 of the Act.

     1.03  EXCHANGE OF SHARES.
           ------------------

           A.  CLOSING OF FIRST GASTON'S STOCK TRANSFER BOOKS. At the Effective
               ----------------------------------------------
Time, and without any action by First Gaston or Bancshares, First Gaston's stock transfer books shall be closed as to holders of First Gaston Stock immediately prior to the Effective Time and, thereafter, no transfer of First Gaston Stock by any such holder may be made or registered; and the holders of shares of First Gaston Stock shall cease to be, and shall have no further rights as, shareholders of First Gaston other than as provided herein. Following the Effective Time, certificates representing shares of First Gaston Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (1) certificates for the number of whole shares of Bancshares Stock to which such holders shall have become entitled on the basis set forth above (herein sometimes referred to as "New Certificates"), or (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the Act.

           B.  EXCHANGE PROCEDURES. As soon as reasonably practicable, but in
               -------------------
any event no more than twenty (20) days following the Effective Time, Bancshares shall cause First Citizens Bank and Trust Company, Raleigh, North Carolina, the transfer agent for Bancshares Stock (the "Exchange Agent"), to mail to each former shareholder of First Gaston of record immediately prior to the Effective Time ("First Gaston Record Holder") written instructions and transmittal materials (including, without limitation, a return mailing envelope addressed to the Exchange Agent (collectively, a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. All Transmittal Letters shall be sent by United States mail to the First Gaston Record Holders at the addresses set forth on a certified shareholder list to be delivered by First Gaston to Bancshares at the "Closing" (as defined in Paragraph 1.04) and shall also be made available at the offices of the Exchange Agent. As soon as reasonably practicable thereafter, the First Gaston Record Holders of all of the outstanding shares of First Gaston Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such First Gaston Record Holders, to the

Exchange Agent, pursuant to the Transmittal Letters, the Old Certificates, and the Exchange Agent shall take prompt action to process such Old Certificates received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a First Gaston Record Holder of his or her Old Certificates, the Exchange Agent shall register in the name of such First Gaston Record Holder the shares of Bancshares Stock and deliver New Certificates to the First Gaston Record Holder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual First Gaston Record Holder of his or her Old Certificates.

          C.   TREATMENT OF FRACTIONAL SHARES. No scrip or certificates
               ------------------------------
representing fractional shares of Bancshares Stock will be issued in connection with the Exchange, and First Gaston's former shareholders shall have no right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Bancshares Stock resulting from the Exchange.

          D.   SURRENDER OF CERTIFICATES. Subject to Paragraph 1.03.F. below, no
               -------------------------
certificate for any shares of Bancshares Stock shall be delivered to any former shareholder of First Gaston unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificates formerly representing his or her shares of First Gaston Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Exchange Agent for that purpose. Further, until such Old Certificates are so surrendered, no dividend or other distribution payable to holders of record of Bancshares Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificates. However, upon the proper surrender of such Old Certificates, the Exchange Agent shall pay to the registered holder of the shares of Bancshares Stock represented by such Old Certificates the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Bancshares, First Gaston, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither Bancshares, First Gaston, nor the Exchange Agent shall be liable to a former holder of First Gaston Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          E.   ANTI-DILUTIVE ADJUSTMENTS. If, following the date of this
               -------------------------
Agreement, Bancshares shall change the number of outstanding shares of Bancshares Stock as a result of a dividend payable in shares of Bancshares Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Bancshares Stock to be issued in exchange for each of the shares of First Gaston Stock.

          F.   DISSENTERS.
               ----------

               (i) Any shareholder of First Gaston who has and properly exercises the right of dissent and appraisal with respect to the Exchange as provided in Article 13 of the Act ("Dissenters Rights") shall be entitled to receive cash payment of the fair value of all of his or her shares of First Gaston Stock from the Escrow Fund (defined below) in the manner and pursuant to the procedures provided therein, subject further to the conditions set forth in Paragraph 7.03.G. Shares of First Gaston Stock held by persons who exercise Dissenters Rights shall not be exchanged for Bancshares Stock as provided in Paragraph 1.03.A. above. However, if any shareholder of First Gaston who exercises Dissenters Rights shall fail to perfect his or her right to receive cash payment as provided above, or effectively shall waive or lose such right, then each of his or her shares of First Gaston Stock shall be deemed to have been converted into the right to receive Bancshares Stock as of the Effective Time as provided in Paragraph 1.03.A. above.

               (ii) Upon its receipt of any notice of a First Gaston shareholder's intent to assert Dissenters Rights pursuant to the Act, First Gaston shall establish an escrow fund (the "Escrow Fund") with an independent third party reasonably satisfactory to Bancshares (the "Escrow Agent"), from which the Escrow Agent shall make all payments, whether before or after the Effective Time, necessary with respect to the exercise of such Dissenters Rights. Neither Bancshares nor Catawba shall, directly or indirectly, contribute any funds to the Escrow Fund. First Gaston shall deposit in the Escrow Fund an amount, subject to Catawba's and Bancshares' approval, that First Gaston reasonably believes is sufficient to pay fully the claims of all First Gaston shareholders asserting Dissenters Rights, and shall make additional deposits to the Escrow Fund as First Gaston or Bancshares may reasonably determine to be necessary to satisfy such claims. In the event funds remain in the Escrow Fund after all claims for payment pursuant to Dissenters Rights have finally expired, terminated, or have been finally satisfied or settled, then any balance remaining in the Escrow Fund shall be returned to First Gaston.

          G.   LOST CERTIFICATES. Any First Gaston shareholder whose certificate
               -----------------
evidencing shares of First Gaston Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Bancshares Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or Bancshares pursuant to the provisions of N.C. Gen. Stat. (S) 25-8-405 and N.C. Gen. Stat.
(S) 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and Bancshares).

          H.   TREATMENT OF FIRST GASTON'S STOCK OPTIONS.
               -----------------------------------------

               (i) At the Effective Time, each option or other right to purchase shares of First Gaston Stock pursuant to stock options ("First Gaston Options") granted by First Gaston under its 1995 Stock Option Plan, 1999 Nonqualified Stock Option Plan, and 1999 Incentive Stock Option Plan (as amended, collectively referred to herein as the "First Gaston Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable shall be converted into and become rights with respect to Bancshares Stock, and Bancshares shall assume each First Gaston Option, in accordance with the terms of the First Gaston Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) Bancshares and its Executive Committee shall be substituted for First Gaston and the Committee of First Gaston's Board of Directors (including, if applicable, the entire Board of Directors of First Gaston) administering the First Gaston Stock Plans, (B) each First Gaston Option assumed by Bancshares may be exercised solely for shares of Bancshares Stock, (C) the number of shares of Bancshares Stock subject to such First Gaston Option shall be equal to the number of shares of First Gaston Stock subject to such First Gaston Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounded to the nearest whole share, and (D) the per share exercise price under each such First Gaston Option shall be adjusted by dividing the per share exercise price under each such First Gaston Option by the Exchange Rate and rounded to the nearest cent.

               (ii) As soon as practicable after the Effective Time, Bancshares shall deliver to the participants in the First Gaston Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the First Gaston Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.03.H(i) after giving effect to the Exchange). At or prior to the Effective Time, Bancshares shall take all corporate action necessary to reserve for issuance sufficient shares of Bancshares Stock for delivery upon exercise of First Gaston Options assumed by it in accordance with this Paragraph 1.03.H. As soon as practicable after the Effective Time, Bancshares shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Bancshares Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               (iii) All restrictions or limitations on transfer with respect to First Gaston Stock awarded under the First Gaston Stock Plans or any other plan, program, or arrangement of First Gaston, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of First Gaston Stock into which such restricted stock is converted pursuant to this Agreement.

               (iv) First Gaston agrees to cooperate with Bancshares to insure the implementation of this Paragraph 1.03.H.

     1.04  CLOSING; ARTICLES OF SHARE EXCHANGE; EFFECTIVE TIME. The closing of
           ---------------------------------------------------
the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bancshares in Hickory, North Carolina, or at such other place as Bancshares and First Gaston shall mutually designate, on a date specified by Bancshares and First Gaston (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Exchange by governmental or regulatory authorities. At the Closing, First Gaston, Bancshares and Catawba shall take such actions (including, without limitation, the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Exchange and cause it to become effective, and shall execute Articles of Share Exchange under North Carolina law which shall contain a "Plan of Exchange" substantially in the form attached as Exhibit A hereto.

     Subject to the terms and conditions set forth herein (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the Exchange shall be effective on the date and at the time (the "Effective Time") the Articles of Share Exchange are filed with the North Carolina Secretary of State in accordance with law.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF FIRST GASTON

     Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to Catawba and Bancshares, First Gaston hereby makes the following representations and warranties to Catawba and
Bancshares:

     2.01  ORGANIZATION; STANDING; POWER. First Gaston (i) is duly organized and
           -----------------------------
incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on First Gaston, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on First Gaston.

     2.02  FIRST GASTON'S CAPITAL STOCK. First Gaston's authorized capital
           ----------------------------
stock consists of 20,000,000 shares of common stock, $5.00 par value per share. As of May 31, 2001, 1,262,350 shares of First Gaston Stock were issued and outstanding, which constitute First Gaston's only issued and outstanding securities.

     Each outstanding share of First Gaston Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and, except to the extent set forth in N.C.G.S. 53-42, nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) his been issued pursuant to and in compliance with the requirement of a registration statement or an applicable exemption from the registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

     2.03  SUBSIDIARIES.
           ------------

           A. (i) Schedule 2.03 hereto is a list of all of First Gaston's Subsidiaries (defined below) together with the jurisdiction of organization of each such Subsidiary, (ii) First Gaston owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (iii) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any contractual right or obligation or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries are or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities; (vi) all of the equity securities of each Subsidiary held by First Gaston or its Subsidiaries are fully paid and nonassessable, are owned by First Gaston or its Subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding; (vii) none of the equity securities of any Subsidiary held by First Gaston have been issued in violation of the preemptive rights of any shareholder, and all such securities have been issued pursuant to a valid and effective registration statement or pursuant to and in compliance with the requirement of an applicable exemption from the registration requirements under the 1933 Act.

          B. As used in this Agreement, "Subsidiary" shall have the meaning as described to that term in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC").

          C. First Gaston does not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

          D. Each of First Gaston's Subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on First Gaston.

     2.04 CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options
          ------------------------------------
to purchase an aggregate of 235,497 shares of First Gaston Stock which have been issued and are outstanding under the First Gaston Stock Plans. First Gaston does not have any outstanding (1) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Gaston Stock or any other securities of First Gaston; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of First Gaston Stock or any other securities of First Gaston; or (iii) plan, agreement or other arrangement pursuant to which shares of First Gaston Stock or any other securities of First Gaston, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

     2.05 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been
          ---------------------------------------
duly and validly approved by First Gaston's Board of Directors in the manner required by law and subject only to approval of this Agreement by the shareholders of First Gaston in the manner required by law (as contemplated by Paragraph 6.01.A. below) and by the applicable regulatory authorities (as contemplated by Paragraph 6.02 below), (i) First Gaston has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to authorize First Gaston to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been duly executed on behalf of First Gaston, and (assuming due authorization, execution and delivery by Bancshares and Catawba) constitutes a valid and binding agreement of First Gaston, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.06   VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
            -----------------------------------------------------------------
Except where the same would not have a Material Adverse Effect on First Gaston, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by First Gaston with any of its obligations or agreements contained herein, will: (1) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Gaston's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Gaston is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of First Gaston's properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body; (iv) result in the acceleration of any obligation or indebtedness of First Gaston; or
(v) interfere with or otherwise adversely affect First Gaston's ability to carry on its business as presently conducted.

     No consents, approvals, or waivers are required to be obtained from any person or entity in connection with First Gaston's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of First Gaston's shareholders as described in Paragraph 7.01.D. below and of governmental or regulatory authorities as described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on First Gaston or its ability to consummate the Exchange.

     2.07   FIRST GASTON'S BOOKS AND RECORDS. First Gaston's books of account
            --------------------------------
and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects First Gaston's items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of First Gaston accurately reflect in all material respects the corporate actions which its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Catawba, Bancshares, and their representatives.

     2.08   FIRST GASTON REPORTS. First Gaston has filed all reports,
            --------------------
registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation ("FDIC"), (ii) the North Carolina Commissioner of Banks (the "Commissioner"), and (iii) any other governmental or regulatory authorities having jurisdiction over First Gaston. All such reports, registrations, and statements filed by First Gaston with the FDIC, the Commissioner, or other such regulatory authority are collectively referred to herein as the "Reports." As of their respective dates, each Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and First Gaston has not been notified by any such governmental or regulatory authority that any such Report was deficient in any material respect as to form or content. Following the date of this Agreement, First Gaston shall deliver to Bancshares, simultaneous with the filing thereof, a copy of each Report.

     2.09   FIRST GASTON FINANCIAL STATEMENTS. First Gaston has delivered to
            ---------------------------------
Bancshares (1) a copy of its audited balance sheets as of December 31, 2000 and 1999, and its audited statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, together with notes thereto (the "First Gaston Financial Statements"), and (ii) a copy of its unaudited balance sheet as of March 31, 2001 and its unaudited statement of operations for the three months ended March 31, 2001 (the "First Gaston Interim Financial Statements"). Following the date of this Agreement, First Gaston promptly will deliver to Bancshares and Catawba all other annual or interim financial statements prepared by or for First Gaston. The First Gaston Financial Statements and the First Gaston Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with First Gaston's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects First Gaston's financial condition, assets and liabilities, results of operations, changes in stockholders' equity, and changes in cash flows as of the dates indicated and for the periods specified therein. The First Gaston Financial Statements have been audited and certified by First Gaston's independent certified public accountants, Larrowe & Company, PLC.

     2.10   TAX RETURNS AND OTHER TAX MATTERS. (i) First Gaston has timely filed
            ---------------------------------
or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of First Gaston, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against First Gaston or its property have been fully paid, and, to the best knowledge of management of First Gaston, with respect to any such taxes to become due from First Gaston for any period or periods through and including March 31, 2001, adequate provision has been made for the payment of all such taxes and such provision is reflected in the First Gaston Financial Statements; (iii) First Gaston has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) First Gaston has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of First Gaston have been provided for in the First Gaston Financial Statements in all material respects.

     2.11  ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.
           -----------------------------------------------------------

           (i) Since December 31, 2000, First Gaston has conducted its business only in the ordinary course and there has been no Material Adverse Change, and there has occurred no event or development and there currently exists no condition or circumstance to the best knowledge of management of First Gaston which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a Material Adverse Change, in or affecting First Gaston's financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

           (ii) Since December 31, 2000, and other than in the ordinary course of its business including its normal salary review for 2001, all as Previously Disclosed to Bancshares and Catawba, First Gaston has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable to its employees, suffered any loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.12  ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed,
           ----------------------------------
First Gaston has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the First Gaston Financial Statements or the First Gaston Interim Financial Statements, (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 2001, or (iii) obligations or liabilities which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in First Gaston.

     2.13  COMPLIANCE WITH EXISTING OBLIGATIONS. First Gaston has performed in
           ------------------------------------
all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which First Gaston is bound or by which it, its business, capital stock, or any of its properties or assets may be affected, which default or violation would have a Material Adverse Effect on First Gaston.

     2.14   LITIGATION AND COMPLIANCE WITH LAW.
            ----------------------------------

            (i) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the best knowledge and belief of management of First Gaston, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the best knowledge and belief of management of First Gaston, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting First Gaston or any of its properties or assets which, if determined adversely, could result in liability on the part of First Gaston for, or subject it to, monetary damages, fines, or penalties, or an injunction, and which could have a Material Adverse Effect on First Gaston's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations or on the ability of First Gaston to consummate the Exchange;

            (ii) First Gaston has all licenses, permits, orders, authorizations, or approvals ("First Gaston Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease, and operate its properties, all such First Gaston Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on First Gaston; no violations are or have been recorded in respect of any such First Gaston Permits; and no proceeding is pending or, to the best knowledge of management of First Gaston, threatened or probable of assertion to suspend, cancel, revoke, or limit any First Gaston Permit;

            (iii) First Gaston is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against First Gaston which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of First Gaston; and First Gaston has not been advised that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

            (iv) First Gaston is not in violation or default in any material respect under, and First Gaston has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by First Gaston) and, to the best knowledge of management of First Gaston, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of First Gaston.

     2.15  REAL PROPERTIES. First Gaston has Previously Disclosed to Catawba and
           ---------------
Bancshares a listing of all real property owned or leased by First Gaston and its Subsidiaries (including, without limitation, banking facilities and all other real estate or foreclosed properties owned by First Gaston) (the "First Gaston Real Property") and all leases, if any, pertaining to any such First Gaston Real Property to which First Gaston is a party (the "First Gaston Real Property Leases"). With respect to all First Gaston Real Property owned by First Gaston, First Gaston has good and marketable title to such First Gaston Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially and adversely affect the value of the First Gaston Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each First Gaston Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by First Gaston or their lessor or which, with the passage of time or the giving of required notices, will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

     To the best knowledge of management of First Gaston, the First Gaston Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental authority, including those relating to zoning, building and use permits, and the First Gaston Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

     All improvements and fixtures included in or on the First Gaston Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially interferes with First Gaston's use or materially and adversely affects the economic value thereof.

     2.16   LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.
            --------------------------------------------

            (i) All loans, accounts, notes and other receivables reflected as assets on First Gaston's books and records (a) have resulted from bona fide business transactions in the ordinary course of First Gaston's operations, (b) in all material respects were made in accordance with First Gaston's customary loan policies and procedures, and (c) are owned by First Gaston free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity.

            (ii) All records of First Gaston regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which First Gaston's loan documentation indicates is secured by any real or personal property or property rights ("First Gaston Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such First Gaston Loan Collateral having the priority described in First Gaston's records of such loan.

            (iii) Each loan reflected as an asset on First Gaston's books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and to the best knowledge of management of First Gaston no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

            (iv) First Gaston has Previously Disclosed to Bancshares a listing of (a) each loan, extension of credit, or other asset of First Gaston which, as of May 31, 2001, is classified by the FDIC, the Commissioner, or by First Gaston as "Loss", "Doubtful", "Substandard", or "Special Mention" (or otherwise by words of similar import), or which First Gaston has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (b) each loan or extension of credit of First Gaston which, as of May 31, 2001, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

            (v) To the best knowledge of management of First Gaston, each of First Gaston's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of First Gaston's business in an amount which is not less than the amount at which it is carried on First Gaston's books and records.

     2.17   SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by First
            ------------------------------------
Gaston (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of First Gaston to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of First Gaston's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which First Gaston is a party with respect to the voting of any such securities.

     Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since May 31, 2001, there has been no material deterioration or Material Adverse Change in the quality, or any material decrease in the value, of First Gaston's securities portfolio.

     2.18   PERSONAL PROPERTY AND OTHER ASSETS. All assets of First Gaston
            ----------------------------------
(including, without limitation, all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of First Gaston or otherwise used by First Gaston in the operation of its business) are owned by First Gaston free and clear of all liens, leases, encumbrances, title defects, or exceptions to title. All of First

Gaston's banking and other equipment is in good operating condition and repair, ordinary wear and tear excepted.

     2.19   ENVIRONMENTAL MATTERS. First Gaston has Previously Disclosed and
            ---------------------
provided to Catawba and Bancshares copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the First Gaston Real Property or any of its First Gaston Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the First Gaston Real Property, any First Gaston Loan Collateral, or otherwise involving First Gaston.

     To the knowledge of management of First Gaston:

            (i) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up, in a reportable or regulated quantity, of any hazardous, toxic, or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenols, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance, or material defined as such by the United States Environmental Protection Agency or any other federal, state, or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from, or relating to any parcel of the First Gaston Real Property;

            (ii) First Gaston has not violated any federal, state, or local law, rule, regulation, order, permit, or other requirement relating to health, safety, or the environment or imposing liability, responsibility, or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders, and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any First Gaston Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation First Gaston is or may be responsible or liable;

            (iii) First Gaston is not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs, or expenses of any kind and nature which arise out of, under, or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up of any Hazardous Substances on, from, or relating to the First Gaston Real Property or any First Gaston Loan Collateral, by First Gaston or any other person or entity; and;

            (iv) No facts, events, or conditions relating to the First Gaston Real Property or any First Gaston Loan Collateral, or the operations of First Gaston at any of their respective office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial, or corrective actions, obligations, or liabilities (whether accrued, absolute, contingent, unliquidated, or other-wise) pursuant to Environmental Laws.

     For purposes of this Agreement, "Environmental Laws" shall include:

            (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

            (ii)    all contractual agreements, and

            (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

     2.20   ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. All negotiations
            -------------------------------------------
relative to this Agreement and the transactions described herein have been carried on by First Gaston directly with Catawba and Bancshares; no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, First Gaston or its Board of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and First Gaston has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

     2.21   MATERIAL CONTRACTS. Except as Previously Disclosed, First Gaston
            ------------------
is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (i) which is material to First Gaston and was not entered into in the ordinary course of business, (ii) which involves hedging, options, or any similar trading activity, or interest rate exchanges or swaps, (iii) which commits First Gaston to extend any loan or credit (with the exception of letters of credit, lines of credit, and loan commitments extended in the ordinary course of First Gaston's business), (iv) which involves the purchase or sale of any assets of First Gaston, or the purchase, sale, issuance, redemption, or transfer of any capital stock or other securities issued by First Gaston, or (v) with any director or officer of First Gaston (including, without limitation, any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of First Gaston's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     First Gaston is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute a default, under any contract, lease, insurance policy, commitment, or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations of First Gaston.

     2.22   EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. First Gaston (i) has paid
            --------------------------------------
in full to or accrued on behalf of all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when First Gaston has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters; and no person has, to the best knowledge of management of First Gaston, asserted that First Gaston is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit, or proceeding by any person pending or, to the best knowledge of management of First Gaston, threatened, against First Gaston (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

     First Gaston is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage, or strike involving First Gaston and any of its employees, or any pending or threatened proceeding in which it is asserted that First Gaston has committed an unfair labor practice; and management of First Gaston is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.23   EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS
            ---------------------------------------------

            (i) Neither First Gaston nor any its Subsidiaries is a party to or bound by any employment agreements with any of their respective directors, officers, or employees, except for the employment agreements between First Gaston and W. Alex Hall ("Hall"), dated November 30, 1998, Mark T. Skillestad, dated March 15, 2000, and Susan B. Mikels, dated September 6, 2000. First Gaston also has a deferred compensation agreement with Hall dated February 27, 1996.

            (ii) First Gaston has Previously Disclosed and has delivered or made available to Catawba and Bancshares prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, programs, arrangements or agreements, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by First Gaston for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Schedule 2.23 identifies each such First Gaston Benefit Plan, and further identifies each person who receives benefits under, or is or may become eligible to receive benefits under, each such Benefit Plan. Without limiting the foregoing, Schedule
2.23 also identifies each person for whom First Gaston has agreed to provide "lifetime" health benefits and describes the extent of First Gaston's obligations in that regard. Any of the First Gaston Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan". No ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA, except as described on Schedule 2.23. Neither First Gaston nor any affiliate of First Gaston has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

            (iii) All First Gaston Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, rules, or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Gaston. Each ERISA Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and management of First Gaston is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of First Gaston, First Gaston has not engaged in a transaction with respect to any First Gaston Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject First Gaston to a tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Gaston.

            (iv) First Gaston has no liability for retiree health and life benefits under any of the First Gaston Benefit Plans and there are no restrictions on the rights of First Gaston to amend or terminate any such Plan without incurring any liability thereunder, except as set forth on Schedule 2.23.

            (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of First Gaston from First Gaston under any First Gaston Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any First Gaston Benefit Plan or otherwise, or
(c) result in any acceleration of the time of payment or vesting of any such benefit, except as set forth on Schedule 2.23.

            (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of First Gaston and its beneficiaries have been fully reflected on the First Gaston Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of Closing and December 31, 2001.

     2.24   INSURANCE. First Gaston has in effect such policies of general
            ---------
liability, casualty, directors and officers liability, employee fidelity, errors and omissions, and other property and liability insurance (including without limitation a "banker's blanket bond") as have been Previously Disclosed to Catawba and Bancshares (the " First Gaston Policies"). The First Gaston Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in First Gaston's businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of First Gaston, the insurance coverage provided under the First Gaston Policies is reasonable and adequate in all respects for First Gaston. Each of the First Gaston Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and First Gaston has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. First Gaston is not in default under the provisions of, has received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any First Gaston Policy. There are no pending claims with respect to any First Gaston Policy (and there are no facts which would form the basis of any such claim), and First Gaston has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     2.25   INSURANCE OF DEPOSITS. All deposits of First Gaston are insured by
            ---------------------
the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from First Gaston to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the best knowledge of management of First Gaston, are contemplated by the FDIC or otherwise to terminate such insurance.

     2.26   AFFILIATES. First Gaston has Previously Disclosed to Catawba and
            ----------
Bancshares a listing of those persons deemed by First Gaston as of the date of this Agreement to be "Affiliates" of First Gaston (as that term is defined in Rule 405 promulgated under the 1933 Act), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of First Gaston.

     2.27   OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX
            --------------------------------------------------------------
TREATMENT. To the best knowledge of management of First Gaston, there exists no
---------
fact or condition (including First Gaston's record of compliance with the Community Reinvestment Act) relating to First Gaston that may reasonably be expected to (i) prevent or materially impede or delay Bancshares or First Gaston from obtaining the regulatory approvals required in order to consummate the transactions described herein, (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to First Gaston, First Gaston shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to Catawba and Bancshares in writing.

     2.28   DISCLOSURE. To the best knowledge of management of First Gaston, no
            ----------
written statement, certificate, schedule, list, or other written information furnished by or on behalf of First Gaston to Catawba or Bancshares in connection with this Agreement (including, without limitation, information "Previously Disclosed" by First Gaston), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by First Gaston to Catawba or Bancshares is or will be a true and complete copy of such document, unmodified except by another document delivered by First Gaston.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF CATAWBA AND BANCSHARES

     Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to First Gaston, Catawba and Bancshares hereby make the following representations and warranties to First
Gaston:

     3.01  ORGANIZATION; STANDING; POWER. Catawba and Bancshares each (i) is
           -----------------------------
duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate their respective properties and to carry on their respective business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on Catawba or Bancshares, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Catawba or Bancshares.

     3.02   BANCSHARES' CAPITAL STOCK. Bancshares authorized capital stock
            -------------------------
consists of 9,000,000 shares of common stock, $1.00 par value per share and 1,000,000 shares of preferred stock, no par value per share. As of May 31, 2001, 1,644,886 shares of Bancshares Stock were issued and outstanding, which constitute Bancshares' only issued and outstanding securities.

     Each outstanding share of Bancshares Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and
(iii) his been issued pursuant to and in compliance with the requirement of a registration statement or an applicable exemption from registration requirements under the 1933 Act.

     3.03   SUBSIDIARIES.
            ------------

            A. (i) Schedule 3.03 hereto is a list of all of Catawba's and Bancshares' Subsidiaries (defined below) together with the jurisdiction of organization of each such Subsidiary, (ii) Catawba and Bancshares own, directly or indirectly, all the issued and outstanding equity securities of each of their respective Subsidiaries, (iii) no equity securities of any of their respective Subsidiaries are or may become required to be issued (other than to Catawba, Bancshares or their respective wholly-owned Subsidiaries) by reason of any contractual right or obligation or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries are or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to Catawba, Bancshares or their respective wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities;
(vi) all of the equity securities of each Subsidiary held by Catawba, Bancshares, or their respective Subsidiaries are fully paid and nonassessable (except to the extent the common stock of Catawba is assessable as set forth in N.C.G.S. 53-42), are owned by Catawba, Bancshares, or their respective Subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding;
(vii) none of the equity securities of any Subsidiary held by Catawba or Bancshares have been issued in violation of the preemptive rights of any shareholder, and all such securities have been issued pursuant to a valid and effective registration statement or pursuant to and in compliance with the requirement of an applicable exemption from the registration requirements under the 1933 Act.

            B. As used in this Agreement, "Subsidiary" shall have the meaning as described to that term in Rule 1-02 of Regulation S-X of the SEC.

            C. Catawba and Bancshares do not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than their respective Subsidiaries.

            D. Each of Catawba's and Bancshares' Subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Catawba or Bancshares.

     3.04   CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options
            ------------------------------------
to purchase an aggregate of 233,657 shares of Bancshares Stock which have been issued and are outstanding under the 1996 Incentive Stock Option Plan and the 1996 Nonqualified Stock Option Plan (collectively the "Bancshares Stock Plans"), neither Catawba nor Bancshares have any outstanding (1) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Bancshares Stock or any other securities of Catawba or Banchshares; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of Bancshares Stock or any other securities of Catawba or Bancshares; or (iii) plan, agreement or other arrangement pursuant to which shares of Bancshares Stock or any other securities of Catawba or Bancshares, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

     3.05   AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been
            ---------------------------------------
duly and validly approved by Catawba's and Bancshares' Boards of Directors in the manner required by law and subject only to approval of this Agreement by the shareholders of Catawba and Bancshares in the manner required by law (as contemplated by Paragraph 6.01.A. below) and by the applicable regulatory authorities (as contemplated by Paragraph 6.02 below), (i) Catawba and Bancshares have the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to authorize Catawba and Bancshares to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been duly executed on behalf of Catawba and Bancshares, and (assuming due authorization, execution and delivery by Bancshares and Catawba) constitutes a valid and binding agreement of Catawba and Bancshares, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.06   VALIDITY OF TRANSACTIONS, ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
            -----------------------------------------------------------------
Except where the same would not have a Material Adverse Effect on Catawba or Bancshares, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Catawba or Bancshares with any of its obligations or agreements contained herein, will: (1) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Catawba's or Bancshares' Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Catawba or Bancshares is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Catawba's or Bancshares' properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body;
(iv) result in the acceleration of any obligation or indebtedness of Catawba or Bancshares; or (v) interfere with or otherwise adversely affect Catawba's or Bancshares' ability to carry on its business as presently conducted.

     No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Catawba's or Bancshares' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Bancshares' shareholders as described in Paragraph 7.01.D. below and of governmental or regulatory authorities as described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Catawba or Banchshares or their respective abilities to consummate the Exchange.

     3.07   CATAWBA'S AND BANCSHARES' BOOKS AND RECORDS. Catawba's and
            -------------------------------------------
Bancshares' respective books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Catawba's or Bancshares' respective items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of Catawba and Bancshares accurately reflect in all material respects the corporate actions which their shareholders and Boards of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to First Gaston and its representatives.

     3.08   REPORTS. Catawba and Bancshares have filed all reports,
            -------
registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, (iii) the SEC, (iv) the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and (v) any other governmental or regulatory authorities having jurisdiction over Catawba or Bancshares. All such reports, registrations, and statements filed by Catawba or Bancshares with the FDIC, the Commissioner, the SEC, the Federal Reserve, or other such regulatory authority are collectively referred to herein as the "Catawba Reports." As of their respective dates, each Catawba Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Catawba nor Bancshares has been notified by any such governmental or regulatory authority that any such Catawba Report was deficient in any material respect as to form or content. Following the date of this Agreement, Catawba and Bancshares shall deliver to First Gaston, simultaneous with the filing thereof, a copy of each Catawba Report.

     3.09   FINANCIAL STATEMENTS. Bancshares has delivered to First Gaston (1) a
            --------------------
copy of its audited consolidated balance sheets as of December 31, 2000 and 1999, and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, together with notes thereto (the "Catawba Financial Statements"), and (ii) a copy of its unaudited consolidated balance sheet as of March 31, 2001 and its unaudited statement of operations for the three months ended March 31, 2001 (the "Catawaba Interim Financial Statements"). Following the date of this Agreement, Bancshares promptly will deliver to First Gaston all other annual or interim financial statements prepared by or for Bancshares. The Catawba Financial Statements and the Catawba Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Bancshares' books and records, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects Bancshares' consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equities, and changes in cash flows as of the dates indicated and for the periods specified therein. The Catawba Financial Statements have been audited and certified by Bancshares' independent certified public accountants, Dixon Odom PLLC.

     3.10   TAX RETURNS AND OTHER TAX MATTERS. (i) Catawba and Bancshares have
            ---------------------------------
timely filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of Catawba and Bancshares, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Catawba or Bancshares or their respective property have been fully paid, and, to the best knowledge of management of Catawba and Bancshares, with respect to any such taxes to become due from Catawba or Bancshares for any period or periods through and including March 31, 2001, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Catawba Financial Statements; (iii) Catawba and Bancshares have not received any indication of the pendency of any audit or examination in connection with any tax return or report and have no knowledge that any such return or report is subject to adjustment; and (iv) Catawba and Bancshares have not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Catawba or Bancshares have been provided for in the Catawba Financial Statements in all material respects.

     3.11   ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.
            -----------------------------------------------------------

          (i) Since December 31, 2000, Catawba and Bancshares have conducted their business only in the ordinary course and there has been no Material Adverse Change, and there has occurred no event or development and there currently exists no condition or circumstance to the best knowledge of management of Catawba or Bancshares which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a Material Adverse Change, in or affecting Bancshares' consolidated financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

            (ii) Since December 31, 2000, and other than in the ordinary course of its business including its normal salary review for 2001, all as Previously Disclosed to First Gaston, Catawba and Bancshares have not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable to their employees, suffered any loss, destruction, or damage to any of their properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     3.12   ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed,
            ----------------------------------
Catawba and First Gaston have no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than
(i) those reflected in the Catawba Financial Statements or the Catawba Interim Financial Statements, (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 2001, or (iii) obligations or liabilities which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in Catawba or Bancshares.

     3.13   COMPLIANCE WITH EXISTING OBLIGATIONS. Catawba and Bancshares have
            ------------------------------------
performed in all material respects all obligations required to be performed by them under, and they are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of their Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which Catawba or Bancshares is bound or by which they, their business, capital stock, or any of their properties or assets may be affected, which default or violation would have a Material Adverse Effect on Catawba or Bancshares.

     3.14   LITIGATION AND COMPLIANCE WITH LAW.
            ----------------------------------

            (i) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the best knowledge and belief of management of Catawba and Bancshares, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the best knowledge and belief of management of Catawba and Bancshares, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Catawba or Bancshares or any of their respective properties or assets which, if determined adversely, could result in liability on the part of Catawba or Bancshares for, or subject it to, monetary damages, fines, or penalties, or an injunction, and which could have a Material Adverse Effect on Catawba's or Bancshare's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations or on the ability of Bancshares to consummate the Exchange;

            (ii) Catawba and Bancshares have all licenses, permits, orders, authorizations, or approvals ("Catawba Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of their business or to own, lease, and operate its properties, all such Catawba Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on Catawba or Bancshares; no violations are or have been recorded in respect of any such Catawba Permits; and no proceeding is pending or, to the best knowledge of management of Catawba or Bancshares, threatened or probable of assertion to suspend, cancel, revoke, or limit any Catawba Permit;

            (iii) Catawba and Bancshares are not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against Catawba or Bancshares which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Catawba or Bancshares; and neither Catawba nor Bancshares has been advised that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

            (iv) Neither Catawba nor Bancshares is in violation or default in any material respect under, and Catawba and Bancshares have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Catawba or Bancshares) and, to the best knowledge of management of Catawba and Bancshares, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of Catawba or Bancshares.

     3.15   REAL PROPERTIES. Catawba and Bancshares have Previously Disclosed to
            ---------------
First Gaston a listing of all real property owned or leased by Catawba or Bancshares and their respective Subsidiaries (including, without limitation, banking facilities and all other real estate or foreclosed properties owned by Catawba or Bancshares) (the "Catawba Real Property") and all leases, if any, pertaining to any such Catawba Real Property to which Catawba or Bancshares is a party (the "Catawba Real Property Leases"). With respect to all Catawba Real Property owned by Catawba or Bancshares, Catawba and Bancshares have good and marketable title to such Catawba Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially and adversely affect the value of the

Catawba Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Catawba Real Property Lease
(i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Catawba or Bancshares or their lessor or which, with the passage of time or the giving of required notices, will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

     To the best knowledge of management of Catawba or Bancshares, the Catawba Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental authority, including those relating to zoning, building and use permits, and the Catawba Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

     All improvements and fixtures included in or on the Catawba Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially interferes with Catawba's or Bancshares' use or materially and adversely affects the economic value thereof.

     3.16   LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.
            --------------------------------------------

            (i) All loans, accounts, notes and other receivables reflected as assets on Catawba's or Bancshares' books and records (a) have resulted from bona fide business transactions in the ordinary course of Catawba's or Bancshares' operations, (b) in all material respects were made in accordance with Catawba's or Bancshares' customary loan policies and procedures, and (c) are owned by Catawba or Bancshares free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity.

            (ii) All records of Catawba and Bancshares regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Catawba's or Bancshares' loan documentation indicates is secured by any real or personal property or property rights ("Catawba Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such Catawba Loan Collateral having the priority described in Catawba's or Bancshares' records of such loan.

            (iii) Each loan reflected as an asset on Catawba's and Bancshares' books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and to the best knowledge of management of Catawba and Bancshares no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

            (iv) Catawba and Bancshares has Previously Disclosed to First Gaston a listing of (a) each loan, extension of credit, or other asset of Catawba or Bancshares which, as of May 31, 2001, is classified by the FDIC, the Commissioner, or by Catawba or Bancshares as "Loss", "Doubtful", "Substandard", or "Special Mention" (or otherwise by words of similar import), or which Catawba or Bancshares has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (b) each loan or extension of credit of Catawba or Bancshares which, as of May 31, 2001, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

            (v) To the best knowledge of management of Catawba or Bancshares, each of Catawba's or Bancshares' loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Catawba's or Bancshares' business in an amount which is not less than the amount at which it is carried on Catawba's or Bancshares' books and records.

     3.17   SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by
            ------------------------------------
Catawba and Bancshares (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Catawba or Bancshares to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Catawba's or Bancshares' business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Catawba or Bancshares is a party with respect to the voting of any such securities.

     Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since May 31, 2001, there has been no material deterioration or Material Adverse Change in the quality, or any material decrease in the value, of Catawba's or Bancshares' securities portfolio.

     3.18   PERSONAL PROPERTY AND OTHER ASSETS. All assets of Catawba and
            ----------------------------------
Bancshares (including, without limitation, all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Catawba or Bancshares or otherwise used by Catawba or Bancshares in the operation of its business) are owned by Catawba or Bancshares free and clear of all liens, leases, encumbrances, title defects, or exceptions to title. All of Catawba's or Bancshares' banking and other equipment is in good operating condition and repair, ordinary wear and tear excepted.

     3.19   ENVIRONMENTAL MATTERS. Catawba and Bancshares have Previously
            ---------------------
Disclosed and provided to First Gaston copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the Catawba Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Catawba Real Property, any Loan Collateral, or otherwise involving Catawba or Bancshares.

     To the knowledge of management of Catawba and Bancshares:

          (i) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up, in a reportable or regulated quantity, of any hazardous, toxic, or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenols, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance, or material defined as such by the United States Environmental Protection Agency or any other federal, state, or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from, or relating to any parcel of the Catawba Real Property;

          (ii) Catawba and Bancshares have not violated any federal, state, or local law, rule, regulation, order, permit, or other requirement relating to health, safety, or the environment or imposing liability, responsibility, or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders, and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Catawba or Bancshares is or may be responsible or liable;

          (iii) Catawba and Bancshares are not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs, or expenses of any kind and nature which arise out of, under, or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up of any Hazardous Substances on, from, or relating to the Catawba Real Property or any Catawba Loan Collateral, by Catawba or Bancshares or any other person or entity; and;

          (iv) No facts, events, or conditions relating to the Catawba Real Property or any Catawba Loan Collateral, or the operations of Catawba or Bancshares at any of their respective office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial, or corrective actions, obligations, or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) pursuant to Environmental Laws.

     For purposes of this Agreement, "Environmental Laws" shall include:

            (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

            (ii)  all contractual agreements, and

            (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

     3.20   ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. All negotiations
            -------------------------------------------
relative to this Agreement and the transactions described herein have been carried on by Catawba and Bancshares directly with First Gaston; no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Catawba or Bancshares or their Boards of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and neither Catawba nor Bancshares have agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

     3.21   MATERIAL CONTRACTS. Except as Previously Disclosed, neither Catawba
            ------------------
nor Bancshares is a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (i) which is material to Catawba or Bancshares and was not entered into in the ordinary course of business, (ii) which involves hedging, options, or any similar trading activity, or interest rate exchanges or swaps, (iii) which commits Catawba or Bancshares to extend any loan or credit (with the exception of letters of credit, lines of credit, and loan commitments extended in the ordinary course of Catawba's or Bancshares' business), (iv) which involves the purchase or sale of any assets of Catawba or Bancshares, or the purchase, sale, issuance, redemption, or transfer of any capital stock or other securities issued by Catawba or Bancshares, or (v) with any director or officer of Catawba or Bancshares (including, without limitation, any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Catawba's or Bancshare's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     3.22   EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Catawba and Bancshares (i)
            --------------------------------------
have paid in full to or accrued on behalf of all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Catawba or Bancshares have a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters; and no person has, to the best knowledge of management of Catawba and Bancshares, asserted that Catawba or Bancshares is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit, or proceeding by any person pending or, to the best knowledge of management of Catawba and Bancshares, threatened, against Catawba or Bancshares (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

     Neither Catawba nor Bancshares is a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage, or strike involving Catawba or Bancshares and any of its employees, or any pending or threatened proceeding in which it is asserted that Catawba or Bancshares has committed an unfair labor practice; and management of Catawba and Bancshares is not aware of any activity involving them or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     3.23   EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.
            ---------------------------------------------

            (i) Neither Catawba nor Bancshares is a party to or bound by any employment agreements with any of their respective directors, officers, or employees, except for the employment agreement between Catawba and R. Steve Aaron ("Aaron"), dated January 1, 1999.

            (ii) Catawba and Bancshares have Previously Disclosed and have delivered or made available to First Gaston prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, programs, arrangements or agreements, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Catawba or Bancshares for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Catawba Benefit Plans"). Schedule 3.23 identifies each such Catawba Benefit Plan, and further identifies each person who receives benefits under, each such Catawba Benefit Plan. Without limiting the foregoing,
Schedule 3.23 also identifies each person for whom Catawba or Bancshares has agreed to provide "lifetime" health benefits and describes the extent of Catawba's or Bancshares' obligations in that regard. Any of the Catawba Benefit Plans which is an "employee pension benefit plan", as that term is defined in
Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA, except as described on Schedule 3.23. Neither Catawba nor Bancshares has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

          (iii) All Catawba Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, rules, or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Catawba or Bancshares. Each ERISA Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and management of Catawba and Bancshare is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of Catawba and Bancshares, neither Catawba nor Bancshares has engaged in a transaction with respect to any Catawba Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Catawba or Bancshares to a tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Catawba or Bancshares.

          (iv) Neither Catawba nor Bancshares has liability for retiree health and life benefits under any of the Catawba Benefit Plans and there are no restrictions on the rights of Catawba or Bancshares to amend or terminate any such Plan without incurring any liability thereunder, except as set forth on
Schedule 3.23.

          (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Catawba or Bancshares from Catawba or Bancshares under any Catawba Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any Catawba Benefit Plan or otherwise, or (c) result in any acceleration of the time of payment or vesting of any such benefit, except as set forth on Schedule 3.23.

          (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Catawba or Bancshares and its beneficiaries have been fully reflected on the Catawba Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of Closing and December 31, 2001.

     3.24   INSURANCE. Catawba and Bancshares have in effect such policies of
            ---------
general liability, casualty, directors and officers liability, employee fidelity, errors and omissions, and other property and liability insurance (including without limitation a "banker's blanket bond") as have been Previously Disclosed to First Gaston (the "Catawba Policies"). The Catawba Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Catawba's or Bancshares' businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of Catawba or Bancshares, the insurance coverage provided under the Catawba Policies is reasonable and adequate in all respects for Catawba or Bancshares. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and Catawba and Bancshares have taken all requisite actions (including the giving of required notices) under each such Catawba Policy in order to preserve all rights thereunder with respect to all matters. Neither Catawba nor Bancshares is in default under the provisions of, has received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Catawba Policy. There are no pending claims with respect to any Catawba Policy (and there are no facts which would form the basis of any such claim), and neither Catawba nor Bancshares has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     3.25   INSURANCE OF DEPOSITS. All deposits of Catawba are insured by the
            ---------------------
Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Catawba to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the best knowledge of management of Catawba, are contemplated by the FDIC or otherwise to terminate such insurance.

     3.26   AFFILIATES. Catawba and Bancshares have Previously Disclosed to
            ----------
First Gaston a listing of those persons deemed by Catawba and Bancshares as of the date of this Agreement to be "Affiliates" of Catawba or Bancshares (as that term is defined in Rule 405 promulgated under the 1933 Act), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of Catawba or Bancshares.

     3.27   OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX
            --------------------------------------------------------------
TREATMENT. To the best knowledge of management of Catawba and Bancshares, there
---------
exists no fact or condition (including Catawba's record of compliance with the Community Reinvestment Act) relating to Catawba or Bancshares that may reasonably be expected to (i) prevent or materially impede or delay Catawba, Bancshares or First Gaston from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Catawba or Bancshares, Catawba or Bancshares shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to First Gaston in writing.

     3.28   DISCLOSURE. To the best knowledge of management of Catawba and
            ----------
Bancshares, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Catawba or Bancshares to First Gaston in connection with this Agreement (including, without limitation, information "Previously Disclosed" by Catawba or Bancshares), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Catawba or Bancshares to First Gaston is or will be a true and complete copy of such document, unmodified except by another document delivered by Catawba or Bancshares.


                                  ARTICLE IV
                           COVENANTS OF FIRST GASTON

     4.01   AFFIRMATIVE COVENANTS OF FIRST GASTON. First Gaston hereby covenants
            -------------------------------------
and agrees as follows with Catawba and Bancshares:

            A.   "AFFILIATES" OF FIRST GASTON. First Gaston will use its best
                 ----------------------------
efforts to cause each person who is an Affiliate of First Gaston (as defined in Paragraph 2.26 above), to execute and deliver to Catawba and Bancshares at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Bancshares Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Catawba and Bancshares. Certificates for the shares of Bancshares Stock issued to Affiliates of First Gaston shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

            B.   NOTICE OF CERTAN CHANGES OR EVENTS. Following the execution of
                 ----------------------------------
this Agreement and up to the Effective Time, First Gaston promptly will notify Catawba and Bancshares in writing of and provide to them such information as either of them shall request regarding (1) any Material Adverse Change or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of First Gaston herein, or any information that has been Previously Disclosed by First Gaston to Catawba or Bancshares, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the material breach or violation of any of First Gaston's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

            C.   FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. First Gaston
                 --------------------------------------------
covenants and agrees with Catawba and Bancshares that it (i) will use its reasonable best efforts in good faith to take or cause to be taken all action reasonably required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Catawba and Bancshares all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with Catawba and Bancshares in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.02.  NEGATIVE COVENANTS OF FIRST GASTON. First Gaston hereby covenants
            ----------------------------------
and agrees that, between the date hereof and the Effective Time, neither First Gaston nor any First Gaston Subsidiary will do any of the following things or take any of the following actions without the prior written consent and authorization of Catawba and Bancshares:

            A.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. First Gaston
                 -------------------------------------------------
will not amend its Articles of Incorporation or Bylaws (except as may be required by applicable law or regulation).

            B.   CHANGE IN CAPITAL STOCK. First Gaston will not (1) make any
                 -----------------------
change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities issued by First Gaston, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

            C.   OPTIONS, WARRANTS, AND RIGHTS. First Gaston will not grant or
                 -----------------------------
issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

            D.   DIVIDENDS. First Gaston will not declare or pay any dividends
                 ---------
or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

            E.   EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except
                 ------------------------------------------------------
as required by law, First Gaston will not (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by First Gaston without cost or other liability on no more than thirty (30) days notice;
(ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or
(iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

            F.   ACCOUNTING PRACTICES. Neither First Gaston nor any First Gaston
                 --------------------
Subsidiary will make any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

            G.   CHANGES IN BUSINESS PRACTICES. Except as may be required by the
                 -----------------------------
FDIC, the Commissioner, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation, or this Agreement, neither First Gaston nor any First Gaston Subsidiary will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or
(iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies (except to the extent required by Paragraph 4.01.C. above).

                                   ARTICLE V
                      COVENANTS OF CATAWBA AND BANCSHARES

     5.01   AFFIRMATIVE COVENANTS OF CATAWBA AND BANCSHARES. Catawba and
            -----------------------------------------------
Bancshares hereby covenant and agree as follows with First Gaston:

            A.   "AFFILIATES". Catawba and Bancshares will use their best
                 ------------
efforts to cause each person who is an Affiliate of Catawba or Bancshares (as defined in Paragraph 3.26 above), to execute and deliver to Catawba or Bancshares at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Bancshares Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to First Gaston. Certificates for the shares of Bancshares Stock issued to Affiliates of Catawba or Bancshares shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

            B.   NOTICE OF CERTAN CHANGES OR EVENTS. Following the execution of
                 ----------------------------------
this Agreement and up to the Effective Time, Catawba and Bancshares promptly will notify First Gaston in writing of and provide to them such information as either of them shall request regarding (1) any Material Adverse Change in Catawba's or Bancshares' and each of their respecive Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of Catawba or Bancshares herein, or any information that has been Previously Disclosed by Catawba or Bancshares to First Gaston, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the material breach or violation of any of Catawba's or Bancshares' covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

            C.   FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Catawba and
                 --------------------------------------------
Bancshares covenant and agree with First Gaston that they (i) will use their reasonable best efforts in good faith to take or cause to be taken all action reasonably required of them hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to First Gaston all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with First Gaston in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

            D.   RECONSTITUTION OF BANCSHARES' BOARD OF DIRECTORS. Bancshares
                 ------------------------------------------------
agrees to cause its Board of Directors, effective immediately after the Effective Time, to be reconstituted and to be comprised of eight (8) individuals, four (4) of whom shall be current members of the Board of Directors of Bancshares (with R. Steve Aaron being one of such four individuals) and four
(4) of whom shall be current members of the Board of Directors of First Gaston (with W. Alex Hall being one of the four individuals). Bancshares shall cause such resignations from its current Board of Directors so as to fulfill this covenant and such remaining Directors shall appoint the four (4) First Gaston Directors to fill the vacancies so created. Bancshares' directors and shareholders shall take the appropriate actions to achieve the amendment of Bancshares' bylaws to reduce the minimum number of directors from nine (9) to eight (8).

     5.02.  NEGATIVE COVENANTS OF CATAWBA AND BANCSHARES. Catawba and
            --------------------------------------------
Bancshares hereby covenant and agree that, between the date hereof and the Effective Time, neither Catawba nor Bancshares will do any of the following things or take any of the following actions without the prior written consent and authorization of First Gaston:

            A.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Neither
                 -------------------------------------------------
Catawba nor Bancshares will amend its Articles of Incorporation or Bylaws (except as required under Paragraph 7.01.D. of this agreement or may be required by applicable law or regulation).

            B.   CHANGE IN CAPITAL STOCK. Neither Catawba nor Bancshares will
                 -----------------------
(1) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities issued by Catawba or Bancshares or any Catawba or Bancshares Subsidiary, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

            C.   OPTIONS, WARRANTS, AND RIGHTS. Neither Catawba nor Bancshares
                 -----------------------------
will grant or issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

            D.   DIVIDENDS. Neither Catawba nor Bancshares will declare or pay
                 ---------
any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders other than the $0.06 per share dividend scheduled for payment to Bancshares' shareholders in November 2001.

            E.   EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except
                 ------------------------------------------------------
as required by law, neither Catawba nor Bancshares will (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by Catawba or Bancshares without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

            F.   ACCOUNTING PRACTICES. Neither Catawba nor Bancshares will make
                 --------------------
any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

            G.   CHANGES IN BUSINESS PRACTICES. Except as may be required by the
                 -----------------------------
FDIC, the Commissioner, the SEC, the Federal Reserve, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation, or this Agreement, neither Catawba nor Bancshares will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies (except to the extent required by Paragraph 5.01.C. above).

                                  ARTICLE VI
                               MUTUAL AGREEMENTS

     6.01   SHAREHOLDER APPROVALS; REGISTRATION STATEMENT; PROXY
            ----------------------------------------------------
STATEMENT/PROSPECTUS; LISTING APPLICATION.
-----------------------------------------

            A.  MEETINGS OF SHAREHOLDERS. First Gaston shall cause a special
                ------------------------
meeting of its shareholders (the "First Gaston Shareholder Meeting") to be held for the purpose of First Gaston's shareholders voting on the approval of this Agreement and the transactions contemplated hereby. Bancshares shall cause a special meeting of its shareholders (the "Bancshares Shareholder Meeting") to be held for the purposes of voting on the Agreement including changing Bancshares' name to "United Community Banks, Inc." In connection with the call and conduct of and all other matters relating to the First Gaston Shareholder Meeting and the Catawba Shareholder Meeting (including the solicitation of proxies), First Gaston and Catawba shall fully comply with all provisions of applicable law and regulations and with their respective Articles of Incorporation and Bylaws.

            B.  REGISTRATION STATEMENT. As soon as practicable following the
                ----------------------
execution of this Agreement, Catawba, Bancshares, and First Gaston shall in consultation with each other prepare, and Bancshares shall file with the SEC, a registration statement on Form S-4 (or on such other form as Bancshares shall determine to be appropriate) (the "Registration Statement") covering the Bancshares Stock to be issued to shareholders of First Gaston pursuant to this Agreement, and will use their respective reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, Bancshares and First Gaston shall in consultation with each other take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Bancshares Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

            C.  PREPARATION AND DISTRIBUTION OF JOINT PROXY
                -------------------------------------------
STATEMENT/PROSPECTUS. Bancshares and First Gaston jointly will prepare a
--------------------
"Proxy Statement/Prospectus" for distribution to both First Gaston's and Bancshares shareholders as the proxy statement relating to their solicitation of proxies for use at the First Gaston Shareholder Meeting, the Bancshares Shareholder Meeting, and as Bancshares' prospectus relating to the offer and distribution of Bancshares Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the First Gaston Shareholder Meeting, the Bancshares Sharesholders Meeting, and this Agreement, the parties hereto, and the transactions described or contemplated herein as is required by applicable law and regulations and otherwise as shall be agreed upon by First Gaston and Bancshares. Bancshares shall include the Proxy Statement/Prospectus as the prospectus in the Registration Statement. First Gaston shall cause the Proxy Statement/Prospectus to be filed with the FDIC for review; and each party hereto will cooperate with the others in good faith and will use its respective reasonable best efforts in good faith to respond to any comments of the FDIC or the SEC thereon.

            First Gaston and Bancshares will mail the Proxy Statement/Prospectus to its shareholders as soon as practicable following the date on which it is cleared by the FDIC and the Registration Statement is declared effective by the SEC.

            D.   RECOMMENDATION OF FIRST GASTON'S AND BANCSHARES' BOARDS OF
                 ----------------------------------------------------------
DIRECTORS. Unless, due to a material change in circumstances or for any other
---------
reason either First Gaston's or Bancshares' Board of Directors reasonably believes, based on a written opinion of outside counsel, that such a recommendation would violate the directors' duties or obligations as such to First Gaston, Bancshares, or to their respective shareholders under applicable law, including, without limitation, the Act, First Gaston's and Bancshares' Boards of Directors will recommend to and actively encourage their respective shareholders that they vote their shares of First Gaston Stock and Bancshares Stock at the First Gaston Shareholder Meeting and the Bancshares Shareholders Meeting to approve and adopt this Agreement and the Exchange, and the Proxy Statement/Prospectus mailed to First Gaston's and Bancshares' shareholders will so indicate and state that First Gaston's and Bancshares' Boards of Directors considers the Exchange to be advisable and in the best interests of First Gaston, Bancshares and their respective shareholders.

            E.   INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION
                 -----------------------------------------------------------
STATEMENT. Bancshares, Catawba, and First Gaston each agrees to respond
---------
promptly, and to use its reasonable best efforts to cause its directors, officers, counsel, accountants, and affiliates to respond promptly to requests by any other party or its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus and the Registration Statement. Bancshares, Catawba, and First Gaston each hereby covenant that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

            F.   LISTING APPLICATION. Bancshares shall use its reasonable best
                 -------------------
efforts to cause the shares of Bancshares Stock to be issued pursuant to this Agreement in the Exchange to be included in the Nasdaq SmallCap Market.

     6.02   REGULATORY APPROVALS. Promptly following the date of this Agreement,
            --------------------
Bancshares, Catawba, and First Gaston each shall use their respective reasonable best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the

Federal Reserve, and to any other applicable federal or state banking, securities, or other regulatory authority as may be required), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. The parties shall cooperate in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements, or other material that may be required by the other party to complete any such application; and, before the filing thereof, each party to this Agreement (and its counsel) shall have the right to review and comment on the form and content of any such application to be filed by the other party. Should the appearance of any of the officers, directors, employees, or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

     6.03   ACCESS. Following the date of this Agreement and to and including
            ------
the Effective Time, First Gaston, Bancshares, and Catawba shall provide, and shall cause each of its Subsidiaries to provide, to each other and their employees, accountants, and counsel, access to all their respective books, records, files, and other information (whether maintained electronically or otherwise), to all their respective properties and facilities, and to all their respective employees, accountants, counsel, and consultants, for purposes of the conduct of such reasonable investigation and review as First Gaston, Catawba, and Bancshares and their employees, accountants, and counsel shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by First Gaston, Bancshares, or Catawba shall be performed in such a manner as will not interfere unreasonably with First Gaston's, Bancshares', or Catawba's normal operations, or with First Gaston's, Bancshares', or Catawba's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

     6.04   COSTS. Whether or not this Agreement shall be terminated or the
            -----
Exchange shall be consummated, First Gaston, Bancshares and Catawba each shall pay its own legal, accounting, and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including, without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of First Gaston, all fees owed to Smith Capital, Inc. for the cost of First Gaston's fairness opinion described in Paragraph 7.01.E. below, and, in the case of Bancshares, all fees owed to The Orr Group for the cost of Bancshares' fairness opinion described in Paragraph 7.01E. below). All costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by First Gaston and fifty percent (50%) by Bancshares.

     6.05   CONFIDENTIALITY. Catawba, Bancshares, and First Gaston each agrees
            ---------------
that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (1) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.05), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC, FDIC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. Catawba, Bancshares, and First Gaston shall cause their respective Subsidiaries and affiliates, and all of their respective officers, directors, employees and agents to comply with the provisions of this Paragraph 6.08.

     In the event this Agreement is terminated for any reason, each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them or their Subsidiaries or affiliates during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties.

     The parties' obligations of confidentiality under this Paragraph 6.05 shall survive and remain in effect following any termination of this Agreement.

     6.06   REORGANIZATION FOR TAX PURPOSES. Catawba, Bancshares, and First
            -------------------------------
Gaston each undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

     6.07   ACCOUNTING TREATMENT. Catawba, Bancshares, and First Gaston each
            --------------------
undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

                                  ARTICLE VII
                       CONDITIONS PRECEDENT TO EXCHANGE

     7.01   CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other
            --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          A.   APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO
               ------------------------------------------------------
DISADVANTAGEOUS CONDITIONS. (i) The Exchange and the other transactions
--------------------------
described herein shall have been approved, to the extent required by law, by the Federal Reserve and by all other governmental or regulatory agencies or authorities having jurisdiction over such transaction, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Catawba, Bancshares, or First Gaston to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the transactions contemplated herein;
(iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of any waiting period imposed by law or regulation following approval by the Federal Reserve, or other governmental or regulatory authority, no unwithdrawn objection to the transactions contemplated herein shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals, and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

          B.   EFFECTIVENESS OF REGISTRATION STATEMENT, COMPLIANCE WITH
               --------------------------------------------------------
SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall
--------------------------------------------
be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Bancshares shall have taken all such actions, if any, as required by applicable state securities laws (i) to cause the Bancshares Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

          C.   ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any
               ------------------------------------
order, decree, or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Exchange or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Exchange or any of such other transactions contemplated herein by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Exchange or any other such transactions, or (iii) any suit, action, or proceeding by any person (including any governmental, administrative, or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit First Gaston, Bancshares, or Catawba from consummating the transactions contemplated herein or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action, or proceeding pending or threatened against First Gaston, Bancshares, or Catawba or any of their officers or directors which shall reasonably be considered by First Gaston, Bancshares, or Catawba to be materially burdensome in relation to the proposed transactions or materially adverse in relation to the financial condition of such corporation, and which has not been dismissed, terminated, or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof

          D.   APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of
               ------------------------------------------------
Directors of First Gaston, Catawba, and Bancshares shall have duly approved and adopted this Agreement by appropriate resolutions and the shareholders of First Gaston and Bancshares shall have duly approved, ratified, and confirmed this Agreement and the transactions contemplated herein, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

          E.  APPROVAL OF CHARTER AMENDMENT. Bancshares' Board of Directors and
              -----------------------------
shareholders shall have approved an amendment to Bancshares' Articles of Incorporation to authorize the name change of (i) Bancshares to "United Community Banks, Inc.", and that amendment should have been effected through filing of appropriate Articles of Amendment with the North Carolina Secretary of State, and (ii) an amendment to the bylaws of Bancshares to reduce the minimum number of directors from nine (9) to eight (8).

          F.   FAIRNESS OPINIONS. First Gaston shall have received from Smith
               -----------------
Capital, Inc. a written opinion, in form and substance satisfactory to First Gaston and its counsel, dated as of a date at least five (5) days prior to the mailing of materials to First Gaston's shareholders calling for a special meeting to vote on the Agreement, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to First Gaston and its shareholders. Bancshares shall have received from The Orr Group a written opinion, in form and substance satisfactory to Bancshares and counsel, dated as of a similar date to Bancshares' shareholders, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to Bancshares' shareholders.

          G.   TAX OPINION. The parties shall have received, in form and
               -----------
substance satisfactory to Catawba, Bancshares and First Gaston, an opinion of Dixon Odom PLLC substantially to the effect that: (1) for federal income tax, purposes, consummation of the Exchange will constitute a "reorganization" as defined in (S) 368(a)(1)(B) of the Code; (ii) that no taxable gain will be recognized by a shareholder of First Gaston upon such shareholder's receipt of Bancshares Stock in exchange for his or her First Gaston Stock; (iii) that the basis of the Bancshares Stock received by the shareholder in the Exchange will be the same as his or her First Gaston Stock surrendered in exchange therefor; and (iv) that, if First Gaston Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Bancshares Stock received by the shareholder in the Exchange will include the holding period of First Gaston Stock surrendered in exchange therefor. In rendering its opinion, Dixon Odom PLLC may rely on representations contained in certificates of officers of First Gaston, Bancshares, and Catawba.

          H.   LISTING OF BANCSHARES' STOCK. Bancshares Stock shall have been
               ----------------------------
approved for inclusion in the Nasdaq SmallCap Market effective as of the Effective Time.

          I.   NO TERMINATION OR ABANDONMENT. This Agreement shall not have been
               -----------------------------
terminated by any party hereto.

     7.02 ADDITIONAL CONDITIONS TO FIRST GASTON'S OBLIGATIONS. Notwithstanding
          ---------------------------------------------------
any other provision of this Agreement to the contrary, First Gaston's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          A.   MATERIAL ADVERSE CHANGE. There shall not have been any Material
               -----------------------
Adverse Change in the financial condition or results of operations of Catawba or Bancshares, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

          B.   COMPLIANCE WITH LAWS. Catawba and Bancshares shall have complied
               --------------------
in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on the financial condition or results of operations of Catawba or Bancshares.

          C.   CATAWBA'S AND BANCSHARES' REPRESENTATIONS AND WARRANTIES AND
               ------------------------------------------------------------
PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by
------------------------------------------------
First Gaston as provided in Paragraph 9.02 below, each of the representations and warranties of Catawba and Bancshares contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which are not, in the aggregate, material and adverse to the financial condition and results of operations of Catawba or Bancshares, and (iii) as otherwise contemplated by this Agreement; and Catawba and Bancshares shall have performed in all material respects all their respective obligations, covenants, and agreements hereunder to be performed by them on or before the Closing Date.

          First Gaston shall have received a certificate dated as of the Closing Date and executed by Catawba's and Bancshares' President and Chief Financial Officer to the foregoing effect and as to any other matter as First Gaston may reasonably request.

          D.   LEGAL OPINION OF CATAWBA'S AND BANCSHARES' COUNSEL. First Gaston
               --------------------------------------------------
shall have received from Catawba's and Bancshares' counsel, Gaeta & Glesener, P.A., Raleigh, North Carolina, a written opinion, dated as of the Closing Date and in form and substance reasonably satisfactory to First Gaston.

          E.   OTHER DOCUMENTS AND INFORMATION FROM CATAWBA AND BANCSHARES.
               -----------------------------------------------------------
Catawba and Bancshares shall have provided to First Gaston correct and complete copies of their respective Bylaws, Articles of Incorporation, and board and shareholder resolutions (all certified by their respective secretaries), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by First Gaston or its counsel.

          F.   ACCEPTANCE BY FIRST GASTON'S COUNSEL. The form and substance of
               ------------------------------------
all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to First Gaston's legal counsel, Moore & Van Allen, PLLC, Charlotte, North Carolina.

          G.   EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of
               -----------------------------
Bancshares Stock as to which cash is required to be paid as the result of the exercise of any dissenters rights pursuant to the Act, when coupled with any other shares of Bancshares Stock and First Gaston Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Bancshares Stock outstanding at the date of this Agreement or at the Effective Time.

          H.   ACCOUNTING TREATMENT. (i) First Gaston shall have received
               --------------------
assurances from Larrowe & Company, in form and content satisfactory to it, to the effect that the Exchange will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by First Gaston, Catawba's and Bancshares' independent public accountants shall have delivered to First Gaston a letter in form and content satisfactory to them to the effect that such accountants are not aware of any fact or circumstance that might cause the Exchange not to qualify for such treatment; (iii) it shall not have come to the attention of management of First Gaston that any event has occurred or that any condition or circumstance exists that makes it likely that the Exchange may not so qualify.

          I.   AFFILIATES' AGREEMENTS.  First Gaston shall have received an
               ----------------------

Affiliates Agreement executed by each person who is an Affiliate of Catawba or Bancshares (as defined in Paragraph 3.26 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to First Gaston.

     7.03 ADDITIONAL CONDITIONS TO CATAWBA'S AND BANCSHARES' OBLIGATION.
          -------------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, Catawba's and Bancshares' obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          A.   MATERIAL ADVERSE CHANGE. There shall not have occurred any
               -----------------------
Material Adverse Change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, or operations of First Gaston, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

          B.   COMPLIANCE WITH LAWS. First Gaston shall have complied in all
               --------------------
material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on First Gaston.

          C.   FIRST GASTON'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF
               ----------------------------------------------------------------
AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Catawba or
---------------------------------
Bancshares as provided in Paragraph 9.02 below, each of the representations and warranties of First Gaston contained in this Agreement shall have been true and correct in all material respects as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which do not, in the aggregate, result in a Material Adverse Effect on First Gaston, and (iii) as otherwise contemplated by this Agreement; and First Gaston shall have performed in all material respects all its obligations, covenants, and agreements hereunder to be performed by it on or before the Closing Date.

          Catawba and Bancshares shall have received a certificate dated as of the Closing Date and executed by First Gaston's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Catawba or Bancshares.

          D.   LEGAL OPINION OF FIRST GASTON'S COUNSEL. Bancshares shall have
               ---------------------------------------
received from First Gaston's counsel, Moore & Van Allen, PLLC, Charlotte, North Carolina, a written opinion, dated as of the Closing Date and in the form and substance reasonably satisfactory to Bancshares.

          E.   OTHER DOCUMENTS AND INFORMATION FROM FIRST GASTON. First Gaston
               -------------------------------------------------
shall have provided to Catawba and Bancshares correct and complete copies of its Articles of Incorporation, Bylaws, and board and shareholder resolutions (all certified by First Gaston's Secretary), together with certificates of the incumbency of First Gaston's officers and such other closing documents and information as may be reasonably requested by Catawba, Bancshares or their counsel.

          F.   ACCEPTANCE BY FIRST GASTON'S COUNSEL. The form and substance of
               ------------------------------------
all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Catawba's and Bancshares' legal counsel, Gaeta & Glesener, PA, Raleigh, North Carolina.

          G.   EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of
               -----------------------------
First Gaston Stock as to which cash is required to be paid as the result of the exercise of any dissenters rights pursuant to the Act, when coupled with any other shares of Bancshares Stock and First Gaston Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of First Gaston Stock outstanding at the date of this Agreement or at the Effective Time.

          H.   ACCOUNTING TREATMENT. (i) Catawba and Bancshares shall have
               --------------------
received assurances from Dixon Odom PLLC, in form and content satisfactory to them, to the effect that the Exchange will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by Catawba or Bancshares, First Gaston's independent public accountants shall have delivered to Catawba and Bancshares a letter in form and content satisfactory to them to the effect that such accountants are not aware of any fact or circumstance that might cause the Exchange not to qualify for such treatment; (iii) it shall not have come to the attention of management of Catawba or Bancshares that any event has occurred or that any condition or circumstance exists that makes it likely that the Exchange may not so qualify.

          I.   AFFILIATES' AGREEMENTS.  Catawba and Bancshares shall have
               ----------------------
received an Affiliates Agreement executed by each person who is an Affiliate of First Gaston (as defined in Paragraph 2.26 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to Catawba and Bancshares.

                                 ARTICLE VIII
                              TERMINATION; BREACH

     8.01 MUTUAL TERMINATION. At any time prior to the Effective Time (and
          ------------------
whether before or after approval hereof by the shareholders of Catawba or First Gaston), this Agreement may be terminated by the mutual agreement of Bancshares and First Gaston. Upon any such mutual termination, all obligations of Catawba, Bancshares, and First Gaston hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04 above.

     8.02 UNILATERAL TERMINATION. This Agreement may be terminated by either
          ----------------------
Bancshares or First Gaston (whether before or after approval hereof by First Gaston's or Catawba's shareholders) upon written notice to the other party.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     9.01 "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT" AND
          -----------------------------------------------------------------
"MATERIAL ADVERSE CHANGE".
-------------------------

          A. "Previously Disclosed" shall mean, as to First Gaston, Catawba or Bancshares, the disclosure of information in a letter delivered by such party to the others prior or subsequent to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs, and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

          Information disclosed in any party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph, or item of this Agreement only to the extent that information is expressly set forth in such Party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph, or item,

          B. Where used in this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" shall mean an event, matter, item or circumstance (other than as a result of (i) changes in GAAP, (ii) changes in banking and similar laws of general application or interpretations thereof by courts or governmental authorities, or (iii) any non-recurring unregulated expense of any kind) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of either party.

     9.02 WAIVER. Any term or condition of this Agreement may be waived (except
          ------
as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

     9.03 AMENDMENT. This Agreement may be amended, modified, or supplemented at
          ---------
any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of First Gaston, by an agreement in writing approved by a majority of the Board of Directors of Bancshares, Catawba, and First Gaston executed in the same manner as this Agreement; provided, however, that, except with the further approval of First Gaston's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of First Gaston no change may be made in the number of shares of Bancshares Stock into which each share of First Gaston Stock will be converted.

     9.04 NOTICES. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

           A.  If to First Gaston, to:

               First Gaston Bank of North Carolina
               Post Office Box 1478
               Gastonia, North Carolina 28053-1478
               Attention: Mr. W. Alex Hall

               With copy to:

               Brian T. Atkinson, Esq.
               Moore & Van Allen, PLLC
               100 North Tryon Street, Floor 47
               Charlotte, North Carolina 28202

           B.  If to Bancshares or Catawba, to:
               Catawba Valley Bank
               Post Office Box 2328
               Hickory, North Carolina  28603-2328
               Attention: Mr. R. Steve Aaron

               With copy to:

               Anthony Gaeta, Jr., Esq.
               Gaeta & Glesener, P.A.
               808 Salem Woods Drive, Suite 201
               Raleigh, North Carolina 27615


     9.05 FURTHER ASSURANCES. First Gaston, Bancshares, and Catawba each agree
          ------------------
to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations, and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

     9.06 HEADINGS AND CAPTIONS. Headings and captions of the articles,
          ---------------------
sections, and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     9.07 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits
          ----------------
attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     9.08 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any
          --------------------------
term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     9.09 ASSIGNMENT. This Agreement may not be assigned by any party hereto
          ----------
except with the prior written consent of the other parties hereto.

     9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in
          -----------
the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court located in the State of North Carolina, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 COUNTERPARTS. Any number of counterparts of this Agreement may be
          ------------
signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     9.12 GOVERNING LAW. This Agreement is made in and shall be construed and
          -------------
enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina.

     9.13 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS. None of
          -------------------------------------------------------------
the representations, warranties or agreements herein shall survive the effectiveness of the Exchange, and no party shall have any right after the Effective Time to recover damages or other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

 [remainder of page intentionally left blank; signatures appear on next page]

     IN WITNESS WHEREOF, First Gaston, Catawba and Bancshares have each caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                   CATAWBA VALLEY BANK


                                   BY:  /s/ R. Steve Aaron
                                        ------------------
                                        R. Steve Aaron, President and CEO

ATTEST:


/s/ Carole F. Teague
--------------------
Secretary

[CORPORATE SEAL]

                                   CATAWBA VALLEY BANCSHARES, INC.


                                   BY:  /s/ R. Steve Aaron
                                        ------------------
                                        R. Steve Aaron, President and CEO

ATTEST:


/s/ Carole F. Teague
--------------------
Secretary

[CORPORATE SEAL]

                                   FIRST GASTON BANK OF NORTH CAROLINA


                                   BY:  /s/ W. Alex Hall
                                        ----------------
                                        W. Alex Hall, President and CEO

ATTEST:


/s/ Barbara D. Myers
--------------------
Secretary

[CORPORATE SEAL]

                                   EXHIBIT A
                    to Agreement and Plan of Share Exchange
                              dated June 29, 2001

                           PLAN OF EXCHANGE BETWEEN
           CATAWBA VALLEY BANK, CATAWBA VALLEY BANCSHARES, INC. AND
                      FIRST GASTON BANK OF NORTH CAROLINA

     A.   Names of Exchange Corporations. The name of the corporation whose
          ------------------------------
shares will be acquired is "First Gaston Bank of North Carolina", a North Carolina commercial bank ("First Gaston"), and the name of the acquiring corporation is "Catawba Valley Bancshares, Inc.", a North Carolina corporation ("Bancshares").

     B.   Nature of Transaction. Subject to the provisions of this Plan of
          ----------------------
Exchange, all of the outstanding shares of First Gaston's common stock (other than any shares held by Catawba or as to which rights of dissent and appraisal are properly exercised) shall be exchanged for newly issued shares of Bancshares common stock pursuant to N.C. GEN. STAT. Section 55-11-02 (the "Exchange") and with the effect provided under N.C. GEN. STAT. Section 55-11-06.

     C.   Terms and Conditions of the Exchange and Manner and Basis of
          ------------------------------------------------------------
Exchanging Shares.
-----------------

          1. The Exchange shall be effected pursuant to the terms and conditions of this Plan of Exchange and of the Agreement and Plan Share Exchange dated as of June 29, 2001, by and among First Gaston, Bancshares and Catawba Valley Bank (the "Agreement").

          2. Each outstanding share of First Gaston common stock ($5.00 par value) will be exchanged for 0.8934 newly issued shares of Bancshares' $1.00 par value common stock, rounded to the nearest whole share.

          3. No fractional shares will be issued to the First Gaston shareholders. Bancshares' shares to be issued as a result of the Exchange will be rounded to the nearest whole share and any shareholder of First Gaston who would otherwise be entitled to receive five-tenths (.5) or more of a share will instead receive an additional whole share; and any shareholder who would otherwise be entitled to receive less than five-tenths (.5) of a share will not receive any consideration for such fractional interest.

          4. Each holder of a certificate representing shares to be exchanged in the Exchange will surrender such certificate and after the Effective Time will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares to which he is entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of First Gaston will be deemed for all purposes to evidence ownership of the consideration to be issued for such shares under this Plan; provided, however, that no holder of any such outstanding certificate shall be entitled to the payment of dividends or other distributions on the shares represented by such certificate until the surrender of such certificate, but upon surrender of such certificate as provided in the Agreement, Bancshares' exchange agent shall pay to the registered holder of the shares of Bancshares' stock represented by such certificate the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Bancshares, its exchange agent, nor First Gaston shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

          5. The outstanding shares of Bancshares will not be converted, exchanged, or altered in any manner as a result of the Exchange and will remain outstanding as shares of Bancshares.

     D.   Abandonment. This Plan of Exchange may be terminated and the Exchange
          -----------
may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.